Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On October 21, 2007, Nuance Communications, Inc. (“Nuance” or “the Company”) announced it had entered into an Agreement and Plan of Merger dated as of October 21, 2007, by and among Nuance, Vanhalen Acquisition Corporation, Vanhalen Acquisition LLC, Viecore, Inc. (“Viecore”), U.S. Bank National Association, as escrow agent and Thoma Cressey Bravo, Inc., serving as the representative of Viecore’s stockholders. Under this agreement, the Company agreed to acquire Viecore for total purchase consideration of approximately $108.5 million including estimated transaction costs of $6.1 million, $8.4 million in cash, $0.4 million in assumed debt, and 4.4 million shares of Nuance common stock valued at $21.11 per share. In connection with the Company’s acquisition of Viecore, the Agreement and Plan of Merger required 0.6 million shares of the Company’s common stock to be placed into escrow for 15 months from the date of acquisition, in connection with certain standard representations and warranties. The Company cannot make a determination, beyond a reasonable doubt, that the escrow will become payable to the former shareholders of Viecore, and accordingly has not included the escrow as a component of the purchase price. Upon satisfaction of the contingency, the escrowed amount will be recorded as additional purchase price and allocated to goodwill. The cash paid in the merger may increase, and the shares issued in the merger may decrease, based on the volume weighted average price of Nuance common stock on the effective date of the registration statement of the shares issued in the transaction. Shares of Nuance common stock issued in the acquisition will be valued in accordance with Emerging Issues Task Force (EITF) Issue 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination (“EITF 99-12”).

On October 2, 2007, Nuance announced it had entered into a definitive Agreement and Plan of Merger dated September 28, 2007, by and among Nuance, Csonka Acquisition Corporation, Csonka Acquisition LLC, Commissure, Inc. and U.S. Bank National Association, as Escrow Agent and Stockholder Representative. Under this agreement, the Company agreed to acquire Commissure for total purchase consideration of approximately $25.6 million including estimated transaction costs of $2.3 million, and 1.2 million shares of Nuance common stock valued at $19.49 per share. In connection with the Company’s acquisition of Commissure, the purchase and sale agreement required 0.2 million shares of the Company’s common stock to be placed into escrow for 15 months from the date of acquisition, in connection with certain standard representations and warranties. The Company cannot make a determination, beyond a reasonable doubt, that the escrow will become payable to the former shareholders of Commissure, and accordingly has not included the escrow as a component of the purchase price. Upon satisfaction of the contingency, the escrowed amount will be recorded as additional purchase price and allocated to goodwill. In addition, the Plan of Merger includes a contingent earnout payment of up to an additional $8.0 million, in cash or shares of Nuance common stock, to be paid, if at all, over a three year period based on the business achieving certain performance targets. Shares of Nuance common stock issued in the acquisition will be valued in accordance with EITF 99-12.

On August 24, 2007, pursuant to the Agreement and Plan of Merger dated May 14, 2007 by and among Nuance, Vicksburg Acquisition Corporation (a wholly owned subsidiary of Nuance Communications, Inc.), and Voice Signal Technologies, Inc. (“VoiceSignal”), the Company acquired VoiceSignal for total purchase consideration of approximately $282.1 million including $174.5 million in cash, transaction costs of $16.8 million and 5.84 million shares of Nuance common stock valued at $15.57 per share. In connection with the Company’s acquisition of VoiceSignal, the purchase and sale agreement required $30.0 million in cash to be placed into escrow for 12 months from the date of acquisition, in connection with certain standard representations and warranties. The Company cannot make a determination, beyond a reasonable doubt, that the escrow will become payable to the former shareholders of VoiceSignal, and accordingly has not included the escrow as a component of the purchase price. Shares of Nuance common stock issued in the acquisition were valued in accordance with EITF 99-12. The merger consideration was paid to VoiceSignal stockholders in accordance with the terms of the merger agreement.

On August 24, 2007, pursuant to the Stock Purchase Agreement dated June 21, 2007 by and among Nuance, AOL LLC, and Tegic Communications, Inc. (“Tegic”), Nuance acquired Tegic for total purchase consideration of approximately $268.3 million in cash, including approximately $3.3 million of transaction costs.

On March 26, 2007, pursuant to a Share Purchase Agreement dated March 13, 2007, Nuance Communications, Inc. acquired Bluestar Resources Limited, the parent of Focus Enterprises Limited and Focus Infosys India Private Limited (collectively “Focus”). Under the purchase agreement the aggregate consideration consists of approximately $48.7 million in cash, the assumption of approximately $2.1 million of debt and transaction costs of $2.8 million. In connection with the Company’s acquisition of Focus, the purchase and sale agreement required $5.8 million in cash to be placed into escrow for 12 months from the date of acquisition, in connection with certain standard representations and warranties. The Company cannot make a determination, beyond a reasonable doubt, that the escrow will become payable to the former shareholders of Focus, and accordingly has not included the escrow as a component of the purchase price.

On August 7, 2007, Nuance entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets, Inc. and Goldman, Sachs & Co. (the “Initial Purchasers”) to offer and sell $220 million aggregate principal amount of its 2.75% Senior Convertible Debentures due 2027 (the “Debentures”), plus up to an additional $30 million aggregate principal amount of such debentures at the option of the Initial Purchasers to cover over-allotments, if any, in a private placement to the Initial Purchasers for resale to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(2) of the Act and Rule 144A under the Act. On August 13, 2007, Nuance closed the sale of $250 million aggregate principle amount of the Debentures, including the exercise of the Initial Purchasers’ over-allotment option in full. On August 24, 2007, Nuance entered into an Increase Joinder dated as of August 24, 2007 (the “Increase Joinder”) with UBS AG, Stamford Branch, as administrative agent, Citigroup North America, as syndication agent, Lehman Commercial Paper Inc. and Goldman Sachs Credit Partners L.P., as co-documentation agents, Citigroup Global Markets Inc. and Lehman Brothers Inc., as joint lead arrangers, Citigroup Global Markets Inc., Lehman Commercial Paper Inc. and Goldman Sachs Credit Partners L.P., as joint bookrunners, Banc of America Securities LLC as co-arranger, and Citicorp North America, Inc., Lehman Commercial Paper Inc., Goldman Sachs Credit Partners L.P., and Bank of America, N.A., as lenders. The Increase Joinder amended Nuance’s existing credit agreement entered into on March 31, 2006 and amended and restated on April 5, 2007 (the “Existing Credit Agreement”) to provide for incremental term loans in the amount of $225 million (“Incremental Credit Facility”). The term loans under the Incremental Credit Facility increase the outstanding term loans under the Existing Credit Agreement from $440.3 million to a total of $665.3 million. The existing term loans and the term loans under the Incremental Credit Facility amortize, at a rate of 1.0% of the principal amount on an annual basis, payable quarterly, with the balance due at maturity in March 2013. The Increase Joinder also provided for an increase in the interest rates applicable to all term loans of 0.25% so that the term loans now bear interest at a rate equal to a new applicable margin plus, at our option, either (a) the base rate (which is the higher of the corporate base rate of UBS AG, Stamford Branch, or the federal funds rate plus 0.50% per annum) or (b) LIBOR (determined by reference to the British Bankers’ Association Interest Settlement Rates for deposits in U.S. dollars). The applicable margin for borrowings now ranges from 0.75% to 1.50% per annum with respect to base rate borrowings and from 1.75% to 2.50% per annum with respect to LIBOR-based borrowings, depending upon our leverage ratio. The Existing Credit Agreement also provides for a $75 million revolving credit facility due in March 2012. The interest rates for the revolving credit facility remain unchanged. The additional funds received by Nuance under the Incremental Credit Facility were used to fund the cash portion of the merger consideration for Nuance’s acquisition of VoiceSignal to pay related fees and expenses and for general corporate purposes. The Incremental Credit Facility forms a part of the Existing Credit Agreement and is secured by the same assets of Nuance and its domestic subsidiaries as is provided for under the Existing Credit Agreement and related loan documents. The covenants, representations and warranties and events of default under the Existing Credit Facility remain unchanged.

The following tables show summary unaudited pro forma combined financial information as if Nuance, Focus, VoiceSignal, Tegic, Commissure and Viecore had been combined as of October 1, 2006 for statement of operations purposes and as if Nuance and Viecore had been combined for balance sheet purposes as of September 30, 2007. Focus, VoiceSignal, Tegic, and Commissure are included in Nuance’s consolidated balance sheet as of September 30, 2007, which was included in Nuance’s financial statements, included herein.

The unaudited pro forma combined financial information of Nuance, Focus, VoiceSignal, Tegic, Commissure and Viecore is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the recently completed acquisitions of Focus, VoiceSignal, Tegic and Commissure and the acquisition of Viecore are derived from the preliminary purchase price allocation.

The historical financial information of Viecore for the year ended September 30, 2007 has been derived from the unaudited financial information for the twelve months ended September 30, 2007. The historical financial information of Focus for the period from October 1, 2006 to March 26, 2007 (date of acquisition) was derived from unaudited information for the respective period. The historical financial information of VoiceSignal and Tegic for the period from October 1, 2006 to August 24, 2007 (date of acquisitions) was derived from unaudited information for the respective period. The historical financial information of Commissure for the period from October 1, 2006 to September 28, 2007 (date of acquisition) was derived from unaudited information for the respective period.

The pro forma combined financial statements do not include the historical or pro forma financial information for Mobile Voice Control, Inc. or BeVocal, Inc., which were acquired by Nuance during fiscal 2007 or Vocada, Inc. which was acquired by Nuance during fiscal 2008. The financial statements for these acquired companies and pro forma financial information for the transactions are not included herein as the transactions were determined not to be “significant” in accordance with the calculations required by Rule 1-02(w) of Regulation S-X of the Securities Exchange Act of 1934, as amended.

The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of October 1, 2006 for statement of operations purposes, or September 30, 2007, for balance sheet purposes, respectively, nor are the data necessarily indicative of future operating results or financial position.

NUANCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of September 30, 2007

	Historical	Historical
	Nuance at	Viecore at
	September 30,	September 30,	Pro Forma		Pro Forma
	2007 (A)	2007 (B)	Adjustments		Combined
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$184,335	$9,561	$(14,500	)(3A)	$179,396
Short term investments	2,628	—	—		2,628
Accounts receivable, net	174,646	11,978	(127	)(3F)	186,497
Acquired unbilled accounts receivable	35,061	1,379	—		36,440
Inventories, net	8,013	—	—		8,013
Prepaid expenses and other current assets	16,489	4,871	(3,619	)(3B)	17,741
Deferred tax assets	444	1,767	—		2,211

Total current assets	421,616	29,556	(18,246)		432,926
Land, building and equipment, net	37,618	1,400	—		39,018
Goodwill	1,249,642	—	61,083	(3G)	1,310,725
Other intangible assets, net	391,190	—	30,550	(3E)	421,740
Other long-term assets	72,721	1,083	—		73,804

Total assets	$2,172,787	$32,039	$73,387		$2,278,213

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and obligations under capital leases	$7,430	$350	$—		$7,780
Accounts payable	55,659	1,710	(127	)(3F)	57,242
Accrued expenses	83,245	7,811	—		91,056
Current portion of accrued business combination costs	14,547	—	—		14,547
Deferred maintenance revenue	68,075	—	—		68,075
Unearned revenue and customer deposits	27,787	9,441	(7,431	)(3D)	29,797

Total current liabilities	256,743	19,312	(7,558)		268,497
Long-term debt and obligations under capital leases, net of current portion	899,921	90	—		900,011
Accrued business combination costs, net of current portion	35,472	—	—		35,472
Deferred maintenance revenue, net of current portion	13,185	—	—		13,185
Deferred tax liability	26,038	—	—		26,038
Other liabilities	63,161	—	—		63,161

Total liabilities	1,294,520	19,402	(7,558)		1,306,364
Commitments and contingencies
Stockholders’ equity:
Preferred stock	4,631	82,416	(82,416	)(3C)	4,631
Common stock	196	31	(27	)(3C)	200
Additional paid-in capital	1,078,020	173	93,405	(3C)	1,171,598
Treasury stock, at cost	(15,418)	—	—		(15,418)
Accumulated other comprehensive income	14,979	—	—		14,979
Accumulated deficit	(204,141)	(69,983)	69,983	(3C)	(204,141)

Total stockholders’ equity	878,267	12,637	80,945		971,849

Total liabilities and stockholders’ equity	$2,172,787	$32,039	$73,387		$2,278,213

(A)	As reported in Nuance’s audited balance sheet included in its Form 10-K as of September 30, 2007, as filed with the SEC.
(B)	As derived from Viecore’s unaudited financial information as of September 30, 2007.

See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

NUANCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended September 30, 2007

		Historical					Historical			Historical
	Historical	Focus					Tegic			VoiceSignal
	Nuance	For the					For the			For the
	For the	Period from					Period from			Period from
	Twelve Months	October 1,					October 1,			October 1,
	Ended	2006 to					2006 to			2006 to
	September 30,	March 26,	Pro Forma		Debt		August 24,	Pro Forma		August 24,	Pro Forma		Pro Forma
	2007 (A)	2007 (B)	Adjustments		Offering		2007 (C)	Adjustments		2007 (D)	Adjustments		Combined
	(In thousands, except per share amounts)

Product and licensing	$311,847	$—	$—		$—		$60,313	$—		$21,767	$—		$393,927
Professional services, subscription and hosting	165,520	10,563	(1,161	)(15)	—		—	—		2,319	—		177,241
Maintenance and support	124,629	—	—		—		—	—		—	—		124,629

Total revenue	601,996	10,563	(1,161)		—		60,313	—		24,086	—		695,797

Costs and expenses:
Cost of product and licensing	43,162	—	—		—		3,314	(1,906	)(14)	—	—		44,570
Cost of professional services, subscription and hosting	114,228	6,611	(1,161	)(15)	—		—	—		1,106	—		120,784
Cost of maintenance and support	27,461	—	—		—		—	—		—	—		27,461
Cost of revenue from amortization of intangible assets	13,090	—	184	(16)	—		566	1,180	(12)	451	1,761	(9)	17,232

Total cost of revenue	197,941	6,611	(977)		—		3,880	(726)		1,557	1,761		210,047

Gross Margin	404,055	3,952	(184)		—		56,433	726		22,529	(1,761)		485,750

Operating expenses:
Research and development	80,024	—	—		—		9,984	—		6,077	—		96,085
Sales and marketing	184,948	381	—		—		6,137	—		4,266	—		195,732
General and administrative	75,564	2,037	—		—		6,815	—		11,691	—		96,107
Amortization of other intangible assets	24,596	—	1,468	(16)	—		44	10,031	(12)	—	9,947	(9)	46,086
Restructuring and other charges (credits), net	(54)	—	—		—		—	—		—	—		(54)

Total operating expenses	365,078	2,418	1,468		—		22,980	10,031		22,034	9,947		433,956

Income (loss) from operations	38,977	1,534	(1,652)		—		33,453	(9,305)		495	(11,708)		51,794
Other income (expense):
Interest income	5,991	—	—		—		—	(1,257	)(13)	120	—		4,854
Interest expense	(36,501)	(90)	(2,621	)(17)	(7,097	)(8)	—	—		(58)	(17,327	)(10)	(63,694)
Other (expense) income, net	20	74	—		—		—	—		(1)	—		93

Income (loss) before income taxes	8,487	1,518	(4,273)		(7,097)		33,453	(10,562)		556	(29,035)		(6,953)
Provision for (benefit from) income taxes	22,502	278	—		—		—	—		(18)	—		22,762

Net income (loss)	$(14,015)	$1,240	$(4,273)		$(7,097)		$33,453	$(10,562)		$574	$(29,035)		$(29,715)

Basic and diluted earnings per share
Net loss per share	$(0.08)												$(0.16)

Weighted average common shares outstanding:
Basic and diluted	176,424										5,245	(11)	181,669

(A)	As reported in Nuance’s Form 10-K, as filed with the SEC.

(B)	As derived from Focus’ unaudited financial information for the period from October 1, 2006 to March 26, 2007.

(C)	As derived from Tegic’s unaudited financial information for the period from October 1, 2006 to August 24, 2007.

(D)	As derived from VoiceSignal’s unaudited financial information for the period from October 1, 2006 to August 24, 2007.

(E)	As derived from Commissure’s unaudited financial information for the period from October 1, 2006 to September 28, 2007.

(F)	As derived from Viecore’s unaudited financial information for the twelve months ended September 30, 2007.

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

NUANCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS, Continued
For the Twelve Months Ended September 30, 2007

	Historical				Historical
	Commissure				Viecore
	For the				For the
	Period from				Twelve Months
	October 1, 2006				Ended
	to September 28,	Pro Forma		Pro Forma	September 30,	Pro Forma		Pro Forma
	2007 (E)	Adjustments		Combined	2007 (F)	Adjustments		Combined
	(In thousands, except per share amounts)

Product and licensing	$1,870	$(23	)(6)	$395,774	$—	$—		$395,774
Professional services, subscription and hosting	—	—		177,241	69,139	(2,011	)(2)	244,369
Maintenance and support	—	—		124,629	—	—		124,629

Total revenue	1,870	(23)		697,644	69,139	(2,011)		764,772

Costs and expenses:
Cost of product and licensing	1,714	(23	)(6)	46,261	—	—		46,261
Cost of professional services, subscription and hosting	—	—		120,784	40,482	(1,350	)(2)	159,916
Cost of maintenance and support	—	—		27,461	—	—		27,461
Cost of revenue from amortization of intangible assets	172	306	(5)	17,710	—	—		17,710

Total cost of revenue	1,886	283		212,216	40,482	(1,350)		251,348

Gross Margin	(16)	(306)		485,428	28,657	(661)		513,424

Operating expenses:
Research and development	58	—		96,143	—	—		96,143
Sales and marketing	1,391	—		197,123	7,347	—		204,470
General and administrative	2,056	—		98,163	12,066	—		110,229
Amortization of other intangible assets	—	423	(5)	46,509	—	7,165	(1)	53,674
Restructuring and other charges (credits), net	—	—		(54)	—	—		(54)

Total operating expenses	3,505	423		437,884	19,413	7,165		464,462

Income (loss) from operations	(3,521)	(729)		47,544	9,244	(7,826)		48,962
Other income (expense):
Interest income	—	—		4,854	470	(725	)(4)	4,599
Interest expense	(85)	—		(63,779)	(40)	—		(63,819)
Other (expense) income, net	—	—		93	—	—		93

Income (loss) before income taxes	(3,606)	(729)		(11,288)	9,674	(8,551)		(10,165)
Provision for (benefit from) income taxes	—	—		22,762	3,957	—		26,719

Net income (loss)	$(3,606)	$(729)		$(34,050)	$5,717	$(8,551)		$(36,884)

Basic and diluted earnings per share
Net loss per share				$(0.19)				$(0.20)

Weighted average common shares outstanding:
Basic and diluted		1,195	(7)	182,864		4,432	(3C)	187,296

(A)	As reported in Nuance’s Form 10-K, as filed with the SEC.

(B)	As derived from Focus’ unaudited financial information for the period from October 1, 2006 to March 26, 2007.

(C)	As derived from Tegic’s unaudited financial information for the period from October 1, 2006 to August 24, 2007.

(D)	As derived from VoiceSignal’s unaudited financial information for the period from October 1, 2006 to August 24, 2007.

(E)	As derived from Commissure’s unaudited financial information for the period from October 1, 2006 to September 28, 2007.

(F)	As derived from Viecore’s unaudited financial information for the twelve months ended September 30, 2007.

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

A summary of the preliminary purchase price allocation as of September 30, 2007 for the acquisition of Viecore is as follows (in thousands):

Estimated Purchase Consideration
Stock	$93,582
Cash	8,400
Debt Assumed	440
Transaction Costs	6,100

Total Estimated Purchase Consideration	$108,522

Preliminary Allocation of Purchase Consideration
Current Assets	$25,810
Property & Equipment	1,400
Other Long Term Assets	1,083
Identifiable Intangible Assets	30,550
Goodwill	61,083

Total Assets Acquired	119,926

Current Liabilities Assumed	(11,404)

$108,522

Current assets acquired from Viecore primarily relate to cash, accounts receivable, prepaid expenses, deferred tax assets and acquired unbilled accounts receivable. Current liabilities assumed primarily relate to accounts payable, accrued expenses and deferred revenue.

Nuance estimates the $30.6 million of value ascribed to Viecore’s identifiable intangible assets will be allocated to customer relationships and trademarks.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The amounts preliminarily assigned to Viecore’s identifiable intangible assets acquired are based on their respective fair values determined as of the acquisition dates. The excess of the purchase price over the tangible and identifiable assets will be recorded as goodwill and amounts to approximately $61.1 million. In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by SFAS No. 142.

The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of October 1, 2006 for the statement of operations or as of September 30, 2007 for the balance sheet, nor are the data necessarily indicative of future operating results or financial position. Certain of Tegic’s expenses and income, such as AOL corporate overhead, interest income, interest expense, and income taxes, are not included in Tegic’s statements of revenues and direct expenses, as they are not directly associated with the operations of Tegic and were recorded by the parent Company, AOL. Management has determined that the corporate overhead recorded by the parent Company, AOL, will not be incremental to the financial statements as it will be recorded by Nuance. See below pro forma adjustments twelve through fourteen for details.

Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies which will not be known until the resolution of the contingency. The allocation of the purchase price relating to these acquisitions is preliminary, pending the finalization of Nuance’s review of certain of the accounts and the finalization of the appraisal of identifiable intangible assets.

Viecore

(1) Adjustment to record amortization expense of $7,165,000 for the identifiable intangible assets for the twelve months ended September 30, 2007, as if the acquisition had occurred on October 1, 2006. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS No. 141. Nuance’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be approximately 5.6 years. The acquired identifiable intangible assets will be amortized over a term consistent with their economic life. Trademarks will be amortized to cost of revenue using the straight line method. Customer relationships will be amortized to operating expense over a term consistent with the related cash flow streams.

An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the Viecore acquisition of $1,000,000 would result in a change in pro forma amortization expense of approximately $235,000 for the twelve months ended September 30, 2007. An increase in the weighted average useful life of the acquired identifiable intangible assets of one year would result in a decrease in pro forma amortization expense of approximately $838,000 for the twelve months ended September 30, 2007. A decrease in the weighted average useful life of the acquired identifiable intangible assets of one year would result in an increase in pro forma amortization expense of approximately $1,206,000 for the twelve months ended September 30, 2007.

(2) Adjustment to eliminate Nuance revenue in connection with intercompany transactions with Viecore of $1,837,000 for the year ended September 30, 2007. Adjustment to eliminate Viecore revenue in connection with intercompany transaction with Nuance of $174,000 for the year ended September 30, 2007.

Adjustment to eliminate Viecore expense in connection with intercompany transactions with Nuance of $1,176,000 for the year ended September 30, 2007. Adjustment to eliminate Nuance expense in connection with intercompany transaction with Viecore of $174,000 for the year ended September 30, 2007.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

(3) Adjustments to record the fair value of the assets acquired and the liabilities assumed of Viecore, subject to adjustment pending the completion of a post-closing review of the purchased assets. Adjustments assume the acquisition was consummated as of September 30, 2007 and include the following:

(A) Adjustment to record $8,400,000 of cash paid to acquire Viecore and $6,100,000 for transaction fees paid, which include legal, accounting and tax fees, and due diligence fees. These transaction fees are included in the total estimated purchase consideration.

(B) Adjustment to eliminate $2,854,000 in deferred contract costs relating to customer arrangements (discussed in note 3D) and $765,000 in other current assets.

(C) Adjustment to Viecore’s historical data made to eliminate $12,637,000 of stockholders’ equity.

Adjustment to record common stock of $4,000 and Additional Paid in Capital of $93,578,000 related to the estimated issuance of 4,432,202 shares of Nuance common stock at a value of $21.11. Shares of Nuance common stock issued in the acquisition were valued in accordance with Emerging Issues Task Force (EITF) Issue 99-12; Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination.

(D) Adjustment to eliminate $7,431,000 of current deferred revenues. The adjustment is preliminary and is subject to a detailed review of Viecore’s deferred revenues. The final adjustments will be based on the guidance provided in EITF No. 01-03, Accounting in a Purchase Business Combination for Deferred Revenue of an Acquiree.

(E) Adjustment to record the fair value of intangible assets acquired totaling $30,550,000.

(F) Adjustment to eliminate $127,000 in accounts payable owed by Viecore to Nuance and the related accounts receivable balance.

(G) Adjustment to record goodwill of $61,083,000 (assuming for the purpose of these pro forma financial statements that the acquisition has been consummated on September 30, 2007) as a result of the purchase consideration in excess of the fair value of assets acquired and liabilities assumed.

(4) Adjustment to reduce interest income by $725,000 for the twelve months ended September 30, 2007 which represents cash paid to acquire Viecore, assuming an interest rate of 5%. A change of 1.0% in the interest rate would result in an annualized change of $145,000 in interest income.

Commissure

(5) Adjustment to record amortization expense of $901,000 for the identifiable intangible assets, partially offset by an adjustment to eliminate amortization expense of $172,000 related to historical intangible assets of Commissure for the twelve months ended September 30, 2007, as if the acquisition had occurred on October 1, 2006. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS No. 141. Nuance’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be approximately 5.9 years. The acquired identifiable intangible assets will be amortized over a term consistent with their economic life. Core and completed technologies will be amortized to cost of revenue using the straight line method. Customer relationships will be amortized to operating expense over a term consistent with the related cash flow streams.

An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the Commissure acquisition of $1,000,000 would result in a change in pro forma amortization expense of approximately $159,000 for the twelve months ended September 30, 2007. An increase in the weighted average useful life of the acquired identifiable intangible assets of one year would result in a decrease in pro forma amortization expense of approximately $141,000 for

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

the twelve months ended September 30, 2007. A decrease in the weighted average useful life of the acquired identifiable intangible assets of one year would result in an increase in pro forma amortization expense of approximately $199,000 for the twelve months ended September 30, 2007.

(6) Adjustment to eliminate Nuance revenue in connection with intercompany transaction with Commissure of $23,000 for the year ended September 30, 2007.

Adjustment to eliminate Commissure expense in connection with intercompany transaction with Nuance of $23,000 for the year ended September 30, 2007.

(7) Adjustment to record 1,195,095 shares of Nuance common stock issued in connection with the Commissure acquisition.

Debt Offering

(8) Adjustment to record interest expense of $7,097,000 for the year ended September 30, 2007, related to the convertible debt issued based on an annual interest rate of 2.75% including amortization of debt issuance costs and debt discount. Interest expense for the period August 13, 2007 through September 30, 2007 is included in Nuance’s historical financial statements for the twelve months ended September 30, 2007. A change of 0.25% in the interest rate would result in an annualized change of $625,000 in interest expense.

VoiceSignal

(9) Adjustment to record amortization expense of $11,708,000 for the identifiable intangible assets, for the twelve months ended September 30, 2007, as if the acquisition had occurred on October 1, 2006. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS No. 141. Nuance’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be approximately 6.8 years. The acquired identifiable intangible assets will be amortized over a term consistent with their economic life. Core and completed technologies will be amortized to cost of revenue using the straight line method. Customer relationships will be amortized to operating expense over a term consistent with the related cash flow streams.

An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the VoiceSignal acquisition of $1,000,000 would result in a change in pro forma amortization expense of approximately $198,000 for the twelve months ended September 30, 2007. An increase in the weighted average useful life of the acquired identifiable intangible assets of one year would result in a decrease in pro forma amortization expense of approximately $1,334,000 for the twelve months ended September 30, 2007. A decrease in the weighted average useful life of the acquired identifiable intangible assets of one year would result in an increase in pro forma amortization expense of approximately $1,790,000 for the twelve months ended September 30, 2007.

(10) Adjustment to record interest expense of $17,327,000 for the year ended September 30, 2007, associated with the $225 million term loan issued in connection with the VoiceSignal acquisition based on an interest rate of 7.84%, including amortization of debt issuance costs and an associated increase of 0.25% on Nuance’s pre-existing loan balance. Interest expense for the period August 24, 2007 through September 30, 2007 is included in Nuance’s historical financial statements for the twelve months ended September 30, 2007. A change of 0.25% in the interest rate would result in an annualized change of $563,000 in interest expense.

(11) Adjustment to increase the weighted average common shares outstanding by 5,245,000 shares to fully weight the 5,837,000 shares of Nuance Common Stock issued on August 24, 2007 in connection with the VoiceSignal acquisition as if the acquisition closed on October 1, 2006.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

Tegic

(12) Adjustment to record amortization expense of $11,821,000 for the identifiable intangible assets, partially offset by an adjustment to eliminate amortization expense of $610,000 related to historical intangible assets of Tegic for the twelve months ended September 30, 2007, as if the acquisition had occurred on October 1, 2006. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS No. 141. Nuance’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be approximately 6.6 years. The acquired identifiable intangible assets will be amortized over a term consistent with their economic life. Core and completed technologies will be amortized to cost of revenue using the straight line method. Customer relationships will be amortized to operating expense over a term consistent with the related cash flow streams.

An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the Tegic acquisition of $1,000,000 would result in a change in pro forma amortization expense of approximately 207,000 for the twelve months ended September 30, 2007. An increase in the weighted average useful life of the acquired identifiable intangible assets of one year would result in a decrease in pro forma amortization expense of approximately 1,186,000 for the twelve months ended September 30, 2007. A decrease in the weighted average useful life of the acquired identifiable intangible assets of one year would result in an increase in pro forma amortization expense of approximately 1,607,000 for the twelve months ended September 30, 2007.

(13) Adjustment to reduce interest income by $1,257,000 for the twelve months ended September 30, 2007, which represents additional cash outlay in excess of debt proceeds to acquire Tegic, assuming an interest rate of 5%. A change of 1.0% in the interest rate would result in an annualized change of $280,000 in interest income.

(14) Adjustment to eliminate Tegic expense in connection with intercompany transaction with Nuance of $1,906,000 for the year ended September 30, 2007.

Focus

(15) Adjustment to eliminate intercompany professional services, subscription and hosting revenue and cost of professional services, subscription and hosting revenue totaling $1,161,000 for the year ended September 30, 2007.

(16) Adjustment to record amortization expense of $1,652,000 for the identifiable intangible assets acquisition for the twelve months ended September 30, 2007. Core and completed technology are amortized to cost of revenue on a straight-line basis while customer relationships and non-compete agreements are amortized to operating expenses over a term consistent with the related cash flow streams.

(17) Adjustment to record interest expense of $2,621,000 for the twelve months ended September 30, 2007, associated with the debt assumed in connection with the Focus acquisition based on an interest rate of 7.3%. Interest expense for the period subsequent to the Focus acquisition, March 26, 2007 through September 30, 2007, is included in Nuance’s historical financial statements for the twelve months ended September 30, 2007. A change of 0.25% in the interest rate would result in an annualized change of $140,000 in interest expense.